Exhibit 99.1

Berkshire Grey Enters into Equity Purchase Agreement for up to $75 Million with Lincoln Park Capital

BEDFORD, Mass., October 5, 2022—Berkshire Grey, Inc. (Nasdaq: BGRY) (“Berkshire Grey” or the “Company”), a leader in AI-enabled robotic solutions that automate supply chain processes, today announced that the Company has entered into a purchase agreement and registration rights agreement (together, the “Agreement”) for up to $75 million with Lincoln Park Capital Fund, LLC ("Lincoln Park").

Under the terms and conditions of the Agreement, the Company has the right, but not the obligation, to sell up to $75 million of its shares of common stock to Lincoln Park over a 36-month period, subject to certain limitations. Any common stock that is sold to Lincoln Park will occur at a purchase price that is determined by prevailing market prices at the time of each sale with no upper limits to the price Lincoln Park may pay to purchase the common stock. There are no warrants, derivatives, financial or business covenants associated with the Agreement and Lincoln Park has agreed not to cause or engage in any direct or indirect short selling or hedging of the Company’s common stock. The Company issued common shares to Lincoln Park as consideration for Lincoln Park’s commitment to purchase the Company’s common stock under the Agreement.

"We are pleased to enter into this agreement with Lincoln Park and expect to use the proceeds, as available, for general corporate purposes, which may include investments and strategic transactions. This transaction provides us with additional financial flexibility as we continue to execute on our business plan.” said Tom Wagner, CEO of Berkshire Grey.

Further details relating to the Agreement and this transaction will be contained in the Current Report on Form 8-K the Company intends to file with the Securities and Exchange Commission (the “SEC”) later today.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The offering of the securities described in this press release is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-267265) (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement to be filed with the SEC on or about October 5, 2022. Copies of the prospectus supplement and accompanying prospectus may be obtained when filed with the SEC at the SEC’s website at www.sec.gov.

About Berkshire Grey

Berkshire Grey (Nasdaq: BGRY) helps customers radically change the essential way they do business by delivering game-changing technology that combines AI and robotics to automate fulfillment, supply chain, and logistics operations. Berkshire Grey solutions are a fundamental engine of change that transform pick, pack, move, store, organize, and sort operations to deliver competitive advantage for enterprises serving today’s connected consumers. Berkshire Grey customers include Global 100 retailers and logistics service providers.

Cautionary Note Regarding Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All

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statements other than statements of historical facts contained in this communication, including statements regarding the Agreement, Berkshire Grey’s ability to raise funds under the Agreement or the use of proceeds raised pursuant to the Agreement, are forward-looking statements. Forward-looking statements are subject to a number of significant risks and uncertainties, including the risks and uncertainties described under “Risk Factors” and elsewhere in the Company’s most recent Annual Report on Form 10-K filed with the SEC, and such other reports as Berkshire Grey has filed or may file with the SEC from time to time. Although such forward-looking statements have been made in good faith and are based on assumptions that Berkshire Grey believe to be reasonable, there is no assurance that Berkshire Grey will be able to raise funds under the Agreement when desired based on the various terms and conditions in the Agreement that may restrict Berkshire Grey’s ability to require Lincoln Park to buy shares at certain times. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake any obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors: BGRY@investorrelations.com

Media: Method Communications for Berkshire Grey
berkshiregrey@methodcommunications.com

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